                                                                                              EXHIBIT 12
                                          PENNZOIL-QUAKER STATE COMPANY
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                 For the three months ended
                                                                                           March 31,
                                                                             ----------------------------------
                                                                                 1999                  1998
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income (loss) from continuing operations
     before income from equity investees                                     $     (6,797)        $     (6,015)
Distribution of income from equity investees                                        3,598                6,614
Amortization of capitalized interest                                                  491                  453
Income tax provision                                                                2,407                1,936
Interest charges                                                                   25,702               21,676
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $     25,401         $     24,664
                                                                             =============        =============

Fixed charges                                                                $     25,702         $     21,931
                                                                             =============        =============

Amount by which fixed charges exceeds earnings                               $        301                 -
                                                                             =============        =============
Ratio of earnings to fixed charges                                                   -                    1.12
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                 For the three months ended
                                                                                           March 31,
                                                                             ----------------------------------
                                                                                 1999                 1998
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     17,741         $     17,001
Add: portion of rental expense representative of interest factor <F1>               7,961                4,930
                                                                             -------------        -------------
  Total fixed charges                                                        $     25,702         $     21,931

Less: interest capitalized per Consolidated Statement of Income                      -                     255
                                                                             -------------        -------------
  Total interest charges                                                     $     25,702         $     21,676
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.